UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2015
Date of Report (Date of earliest event reported)

ZOOM COMPANIES INC.

(Exact name of registrant as specified in its charter)

Florida	333-138251	26-3994216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5280 North Ocean DR Suite 2-F Riviera Beach, Florida	33404
(Address of principal executive offices)	(Zip Code)

(954) 684-8288
Registrant’s telephone number, including area code

Ballroom Dance Fitness Inc.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Amendment to Articles of Incorporation - Name Change

Effective August 24, 2015, the Board of Directors of Zoom Companies Inc., formerly known as Ballroom Dance Fitness Inc., a Florida corporation (the “Company”) and the majority shareholders of the Company approved a merger of the Company with Zoom Companies Inc., a Florida corporation (“Zoom”) with the surviving name of the Company to be changed to Zoom Companies Inc. (the “Merger and Name Change”). The Merger and Name Change were filed with the Secretary of State of Florida on September 14, 2015 effecting the merger with Zoom and changing the name of the Company to "Zoom Companies Inc.". The Name Change was effected to better reflect the future business operations of the Company.  See "Section 7. Corporate Governance and Management. Item 5.07 Submission of a Vote to Security Holders."

The Company filed appropriate documents with FINRA to effect the Name Change. FINRA declared an effective date of December 14, 2015 for the Name Change.  The Company’s new trading symbol is “ZMMM”. The new cusip number for the Company is 98979M102.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

5.07 Submission of Matters to a Vote of Security Holders

Merger and Name Change

On August 24, 2015, the shareholders of the Company holding all of the shares of Series A preferred stock approved the Merger and Name Change. Pursuant to the Company's Bylaws and the Florida Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Merger and Name Change. The Company’s articles of incorporation do not authorize cumulative voting. As of the record date of August 24, 2015, the Company had 24,192,286 voting shares of common stock issued and outstanding and 200 voting shares of Series A preferred stock issued and outstanding. The consenting stockholders of the shares of Series A preferred stock are entitled to 80% of the voting rights associated with the Company’s voting shares. In accordance with the designation of Series A preferred stock, so long as there is at least one share of Series A preferred stock issued and outstanding, the issued shares of Series A preferred stock shall represent 80% of all votes entitled to be voted.

The consenting stockholders voted in favor of the Merger and the Name Change described herein in a unanimous written consent dated August 24, 2015.

The Board of Directors had previously considered factors regarding their approval of the Merger and the Name Change including, but not limited to: (i) the acquisition of World Arena Rugby’s intellectual property and rights to operate indoor arena rugby as well as merchandise and magazine rights; and (ii) current operational strategy regarding partnerships within the rugby and entertainment industry.

The Company will act as a holding company focusing primarily on its newest rugby asset and specifically on marketing and effectively producing professional arena rugby. The Company will continue to enhance its operations by managing its current and existing licensing and other entertainment assets within its subsidiary divisions. As of the date of this Current Report, the four subsidiaries of the Company are: (i) Pro Arena Rugby Inc., www.ZoomCompaniesInc., a professional rugby league; (ii) Ballroom Dance Fitness DVD, www.BDFDVD.com, which teaches ballroom dance steps while exercising; (iii) The Great American Divas, www.TheGreatAmericanDIVAS.com , which is a mini-orchestra of fourteen musicians and four DIVA singers; and (iv) The Plaza Ballroom, www.ThePlazaBallroom.com, which is a 20,000 sq. ft. entertainment venue offering two locations for parties, wedding receptions, dance lessons and musical concerts.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
3.1.1	Articles of Merger of Ballroom Dance Fitness Inc. filed with the Florida Secretary of State on September 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM COMPANIES INC.
DATE: January 21, 2016	/s/ William Forhan Name: William Forhan Title: CEO

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